CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2021, relating to the financial statements and financial highlights, which appear in the Annual Report on Form N-CSR for the year ended December 31, 2020 of AMG GW&K Municipal Bond Fund, AMG GW&K Municipal Enhanced Yield Fund, AMG GW&K Small Cap Core Fund, AMG GW&K Small/Mid Cap Fund, AMG TimesSquare Small Cap Growth Fund, AMG TimesSquare Mid Cap Growth Fund, AMG TimesSquare International Small Cap Fund, AMG TimesSquare Emerging Markets Small Cap Fund, AMG TimesSquare Global Small Cap Fund, AMG Renaissance Large Cap Growth Fund, AMG Yacktman Fund, AMG Yacktman Focused Fund, AMG Yacktman Focused Fund – Security Selection Only, and AMG Yacktman Special Opportunities Fund, fourteen of the funds constituting AMG Funds. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights”, “Disclosure of Portfolio Holdings”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2021